Exhibit 8.4
FORM OF SULLIVAN & CROMWELL LLP TAX OPINION
[●], 2020

Fiat Chrysler Automobiles N.V.
25 St. James’s Street
London SW1A 1HA
United Kingdom
Re: U.K. Tax Disclosure on Form F-4 of [●], 2020
Dear Sirs
We have acted as United Kingdom tax counsel to Fiat Chrysler Automobiles N.V. (the “Company”), a public company with limited liability incorporated under Dutch law, in connection with the registration statement on Form F-4 originally filed by the Company under the Securities Act of 1933 (the “Act”) for the registration of equity securities of the Company on [●], 2020 (the “Registration Statement”).
We hereby confirm to you that, insofar as it relates to matters of U.K. tax law, the statements set forth in the Registration Statement under the caption “Material Tax Considerations— Material United Kingdom Tax Consequences—Material U.K. tax consequences of the merger” are our opinion, subject to the limitations noted under the caption “Material Tax Considerations— Material United Kingdom Tax Consequences—General”. In rendering this opinion, we have examined and relied on the information in the Registration Statement as to matters other than matters of U.K. tax law.
Our opinion is based on U.K. tax law and our understanding of HMRC practice as at the date hereof. We do not undertake to advise you of any changes in such law and practice after the date hereof unless specifically instructed to do so. We express no opinion as to tax laws, regulations or practice in any jurisdiction other than the U.K.
We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Any issue of interpretation arising hereunder and any non-contractual obligations arising out of or in relation to this opinion will be governed by English law.
Yours faithfully,